                                 EXHIBIT E.XVIII
                             AMENDMENT NUMBER 15 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD CHECKS AND BALANCES FUND, THE HARTFORD HIGH YIELD MUNICIPAL BOND FUND AND THE HARTFORD STRATEGIC INCOME FUND (the "Funds") are hereby included as new Funds, to which all provisions in the Agreement shall apply.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the 31st day of May, 2007.

                                     HARTFORD INVESTMENT FINANCIAL SERVICES, LLC


                                     By: /s/ John C. Walters
                                         ---------------------------------------
                                     Name: John C. Walters
                                     Title: Vice President


                                     THE HARTFORD MUTUAL FUNDS, INC.


                                     By: /s/ Robert M. Arena
                                         ---------------------------------------
                                     Name: Robert M. Arena
                                     Title: Vice President

HMF, Inc.